UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2008
Date of Report (Date of earliest event reported)

MOBIVENTURES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51855	Not Applicable
(State or other jurisdiction of
incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Sunnyside, Brinkworth, Chippenham
Wiltshire, England SN15 5BY
(Address of principal executive offices)

+44 (0)7740 611413
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

__________

FORWARD-LOOKING STATEMENTS

Much of the information included in this Current Report on Form 8-K includes or is based upon estimates, projections or other “forward looking statements”. Such forward looking statements include any projections or estimates made by us and our management in connection with our business operations. These statements relate to future events or our future financial performance. In some cases you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue or the negative of those terms or other comparable terminology. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Such estimates, projections or other forward looking statements involve various risks and uncertainties and other factors, including the risks in the section titled “Risk Factors” below, that may cause our or our Company’s actual results, levels of activities, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other forward looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform those statements to actual results.

As used in this Current Report: (i) the terms the “Company”, “our company”, “we”, “us”, “our” and “MobiVentures” refer to MobiVentures Inc., a Nevada corporation, and its subsidiaries, unless the context requires otherwise; and (ii) all dollar amounts refer to United States dollars unless otherwise indicated.

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01          Entry Into a Material Definitive Agreement

SHARE PURCHASE AGREEMENT - PURE PROMOTER LTD.

On April 4, 2008, we entered into a share purchase agreement (the “Share Purchase Agreement”) with the shareholders of Pure Promoter Ltd., a United Kingdom company (“Pure Promoter”) in connection with our agreement to acquire of all the issued share capital of Pure Promoter, comprising of 100 A Ordinary Shares at £1.00 per share and 365 B Ordinary Shares at £1.00 per share (the “Acquisition”).

The following summary of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, a copy of which is attached as Exhibit 10.7 to this Current Report on Form 8-K.

The aggregate consideration to be paid by use for the share capital of Pure Promoter will be comprised of:

  cash consideration payable upon closing in the amount of £1,290,000,

  share consideration payable upon closing in the amount of £1,675,000 payable by the issuance of shares of the Company’s common stock on the basis of a share price of $0.10 per share,

  additional cash consideration in the amount of £556,400 payable on the six month anniversary of the closing, and earn out consideration payable based on a formula prescribed in the Share Purchase Agreement which will be based on the profit realized by Pure Promoter in the 2009 and 2010 fiscal years.

The maximum consideration payable under the Share Purchase Agreement will in no circumstances exceed £3,883,922.

We will need additional financing beyond the proceeds of the convertible debenture financing described below, which we plan to raise through a loan from a shareholder. There is no assurance that we will be able to raise the financing necessary to enable us to complete this acquisition.

Pure Promoter was founded in 2002 and provides powerful, low cost e-mail, multimedia messaging (MMS) and text messaging (SMS) marketing campaigns to businesses and agencies , including clients such as Emap, The FT, Economist Conferences, Littlewoods, ultimatepoker.com and innocent drinks. Through its agency channel, Pure Promoter works with companies including Halifax, Barclaycard, Levis Europe, Pepsi, O2, Redbull and Starbucks. Pure Promoter offers a complete and flexible software solution to add power to email marketing and SMS advertising: PureResponse. Pure Promotoer helps its clients develop the most effective way to display their email marketing message, and ensures its clients get the highest send rates and lowest number of opt-outs. Additional information about Pure Promtor is available at: www.pure360.com.

SECURITIES PURCHASE AGREEMENT – TRAFALGAR CAPITAL SPECIALIZED INVESTMENT FUND, LUXEMBOURG

On March 31, 2008 (the “Closing Date”), we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Trafalgar Capital Specialized Investment Fund, Luxembourg (“Trafalgar”) in connection with the purchase by Trafalgar from the Company a total of $2,000,000 of secured convertible redeemable debentures (the “Debentures”) for a total purchase price of $2,000,000 (the “Purchase Price”). Pursuant to the Securities Purchase Agreement, the Purchase Price shall be used by the Company to acquire Pure Promoter, as outlined above. Upon closing, the Debentures will be issued in reliance upon an exemption from securities registration pursuant to Section 4(2) and/or Rule 506 of Regulation D of the Act.

The following summary of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, a copy of which is attached as Exhibit 10.6 to this Current Report on Form 8-K.

Pursuant to the terms of the Securities Purchase Agreement, Trafalgar agreed to purchase the Debentures in consideration of the Purchase Price with a maturity date of two (2) years from the Closing Date. The Purchase Price shall be held in escrow by Trafalgar’s counsel and escrow agent, James G. Drodrill II, P.A (the “Escrow Agent”) pursuant to an escrow agreement, a form of which is attached as Exhibit A to the Securities Purchase Agreement. The Purchase Price shall be disbursed to the Company by the Escrow Agent upon satisfaction by both parties the conditions to the closing of the Securities Purchase Agreement (the “Closing”) as set forth in Sections 6 and 7 of the Securities Purchase Agreement. The acquisition of Pure Promotor is a key condition precedent to the Closing. As such, our intention is to use the proceeds of the Debenture financing to pay a substantial portion of the purchase price under the Share Purchase Agreement for Pure Promotor

The Closing of the Securities Purchase Agreement contemplates the execution and delivery of certain transaction documents (the “Transaction Documents”) by the parties in substantially the forms attached as exhibits to the Securities Purchase Agreement as follows:

  Exhibit A – Escrow Agreement;

  Exhibit B – Registration Rights Agreement

  Exhibit C – Irrevocable Transfer Agent Instructions

  Exhibit D – Security Agreement

  Exhibit E – Pledge Agreement

In addition, a Composite Guarantee and Debenture and a Share Charge will be executed by the Company as further security for the Company’s obligations under the Transaction Documents.

As provided by the Securities Purchase Agreement, the Company has agreed to:

  pay a structuring fee to Buyer of Seventeen Thousand Five Hundred Dollars ($17,500), of which Twelve Thousand Five Hundred Dollars ($12,500) remains outstanding and shall be paid directly from the proceeds of the Closing, pay a Due Diligence Fee to Buyer of Ten Thousand Dollars ($10,000), one-half of which has been paid prior to this date and one-half of which shall be paid directly from the proceeds of the Closing,

  in lieu of issuing warrants to Trafalgar, pay Trafalgar a fee equal to two percent (2%) of the principal amount of the Debenture which shall be paid directly from the proceeds of the Closing,

  pay to Trafalgar a Commitment Fee equal to six percent (6%) of the principal amount of the Debenture which shall be paid directly from the proceeds of the Closing, and pay to Trafalgar a Loan Commitment Fee equal to two percent (2%) of the principal amount of the Debenture which shall be paid directly from the proceeds of the Closing.

The Debentures will have the following terms and be subject to the following conditions:

  the Debentures will be secured by a pledge by the Company of all of its assets, including its shares of Move2Mobile and Tracebit, and $6,000,000 worth of shares of the Company’s common stock,

  the Debentures will bear interest at the rate of 10% per annum, compounded monthly,

  the Debentures will be repayable in full on March 31, 2010,

  the Company will be obligated to repay the principal amount of the Debentures in equal monthly instalments of principal plus interest and a 15% redemption premium,

  if the Company defaults on its mandatory redemption obligation, Trafalgar will have the right to convert into shares of the Company’s common stock at a conversion price equal to 85% of the market price at the time of conversion,

  Trafalgar is entitled to exchange rate protection in the event the Euro strengthens in relation to the U.S. dollar.

The Registration Rights Agreement provides that the Company will file a registration rights agreement registering the resale by the holder of shares issuable upon conversion of the Debentures.

Notwithstanding the Closing Date of the Securities Purchase Agreement on Closing, the disbursement of the Purchase Price is subject to the satisfaction of the conditions to the Closing as set forth in sections 6 and 7 of the Securities Purchase Agreement, including but not limited to, the acquisition of Pure Promoter as set forth herein.

In connection with the Securities Purchase Agreement we will also pay finders fees to two finders in the total amount of 7% of the Debenture amount in cash and issue warrants to purchase up to 1,250,000 shares of the Corporation’s common stock at an exercise price of US$0.04 per share and issue shares of the Corporation’s common stock equaling 1,99% of the outstanding shares of the Company. The issued shares of 1.99% of the outstanding shares of the company are also provided with anti dilution rights for one year.

CONSULTANT AGREEMENTS

Danny Wootton, Director

On March 31, 2008, we entered into a consulting agreement (the “Wootton Agreement”) with Danny Wootton, a director and principal shareholder of Move2Mobile Limited (“M2M”) whereby Mr. Wootton was retained to provide consulting services to the Company pursuant to the terms and subject to the conditions of the Wootton Agreement. The Wootton Agreement was entered into concurrent with Mr. Wootton’s appointment as a director of the Company, as described below under Item 5.02 of this Current Report on Form 8-K. The following summary of the Wootton Agreement does not purport to be complete and is qualified in its entirety by reference to the Wootton Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Pursuant to the terms of the Wootton Agreement, the Company has engaged Mr. Wootton to provide certain consulting services to the Company, including:

  providing services related to oversight of the activities of Move2Mobile on behalf of the Board of Directors;

  providing services related to IR and Investor communication;

  reporting to the Board of Directors of Company; and

  performing such other duties and observing such instructions as may be reasonably assigned from time to time by the Board of Directors of the Company, provided such duties are within the scope of the Company’s business and services to be provided by the Consultant, including acting as NED on group, investee companies or customer’s board of directors.

Mr. Wootton has agreed to devote approximately four (4) days per month of his business time to the business affairs of the Company. In consideration for his services, the Company has agreed to (i) pay Mr. Wootton a fee of US$3,000 per month, (ii) issue to Mr. Wootton as a success fee, the number of shares of the Corporation’s common stock representing 2.5%, to be paid 50% in cash and 50% in equity, of the acquisition value of any company acquired by the Corporation through the efforts of Mr. Wootton, and (iii) grant to Mr. Wootton share purchase warrants (the “Warrants”) to purchase up to 300,000 shares of the Corporation’s common stock at an exercise price of US$0.10 per share. In addition, Mr. Wootton will be eligible to receive a cash bonus of 100% of his annual fee upon the achievement by the Company of its annual objectives. Of the 300,000 Warrants, 200,000 Warrants will be fully vested and 100,000 Warrants will vest upon satisfaction of certain performance criteria by Mr. Wootton pursuant to the Wootton Agreement. The Warrants are exercisable for a term expiring on the earlier of five (5) years from the date of grant and one year from the date of termination of the Wootton Agreement for any reason. A copy of the warrant certificate representing the Warrants granted to Mr. Wootton is attached hereto as Exhibit 10.3.

In addition, we have agreed to reimburse Mr. Wootton for reasonable pre-approved travel and telephone expenses. The term of the agreement is for twelve (12) months and may be extended upon the mutual understanding of the parties. We may terminate the Wootton Agreement at any time upon the occurrence of an Event of Default (as defined in the Wootton Agreement) provided that notice of the Event of Default has been delivered to Mr. Wootton and Mr. Wootton has failed to remedy the default within thirty (30) days of the date of the delivery of the notice. In addition, the Company may terminate the Wootton Agreement in the absence of an Event of Default upon thirty (30) days prior written notice. Mr. Wootton may terminate the Wootton Agreement at any time in the event of any breach of any material term of the Wootton Agreement by the Company, provided that written notice of default has been delivered to the Company and the Company has failed to remedy the default within thirty (30) days of the date of the delivery of the notice.

Ian Downie, Consultant

On March 31, 2008, we entered into a consulting agreement (the “Downie Agreement”) with Ian Downie whereby Mr. Downie was retained to provide consulting services to the Company as an independent contractor pursuant to the terms and subject to the conditions of the Downie Agreement. Mr. Downie resigned as a member of our board of directors on March 31, 2008 as reported under Item 5.02 of this Current Report on Form 8-K. The following summary of the Downie Agreement does not purport to be complete and is qualified in its entirety by reference to the Downie Agreement, a copy of which is attached as Exhibit 10.4 to this Current Report on Form 8-K. Mr. Downie’s original consulting agreement expired in March 2008 in accordance with its terms.

Pursuant to the terms of the Downie Agreement, the Company has engaged Mr. Downie to provide certain consulting services to the Company, including:

  providing services related to M&A, especially the identification and approach of known value adding and synergistic acquisition targets; and

  reporting to the Board of Directors of Company;

In consideration for Mr. Downie’s agreement to provide these services, the Company has agreed to (i) pay Mr. Downie a one time fee consisting of shares of our common stock to the value of £40,000 (these shares have been issued, as described above under “Regulation S Debt Conversion Agreements”), (ii) issue to Mr. Downie as a success fee, the number of shares of the Corporation’s common stock representing 2.5%, to be paid 50% in cash and 50% in equity, of the acquisition value of any company acquired or any strategic investments made by the Corporation through the efforts of Mr. Downie, and (iii) grant to Mr. Downie warrants (the “Warrants”) to purchase up to 300,000 shares of the Corporation’s common stock at an exercise price of US$0.05 per share. All of the 300,000 Warrants will be fully vested. The Warrants are exercisable for a term expiring on the earlier of five (5) years from the date of grant and one year from the date of termination of the Downie Agreement for any reason. A copy of the warrant certificate representing the Warrants granted to Mr. Downie is attached hereto as Exhibit 10.5.

In addition, we have agreed to reimburse Mr. Downie for reasonable pre-approved travel and telephone expenses. The term of the agreement is for twelve (12) months and may be extended upon the mutual understanding of the parties. We may terminate the Downie Agreement at any time upon the occurrence of an Event of Default (as defined in the Downie Agreement) provided that notice of the Event of Default has been delivered to Mr. Downie and Mr. Downie has failed to remedy the default within thirty (30) days of the date of the delivery of the notice. In addition, the Company may terminate the Downie Agreement in the absence of an Event of Default upon thirty (30) days prior written notice. Mr. Downie may terminate the Downie Agreement at any time in the event of any breach of any material term of the Downie Agreement by the Company, provided that written notice of default has been delivered to the Company and the Company has failed to remedy the default within thirty (30) days of the date of the delivery of the notice.

SECTION 2 – FINANCIAL INFORMATION

Item 2.01          Completion of Acquisition or Disposition of Assets

ACQUISITION OF MOVE2MOBILE LIMITED

On March 31, 2008 (“Closing”), we completed the acquisition of all of the issued and outstanding shares of Move2Mobile Limited (“M2M”) comprising of 16809 Ordinary Shares, with a par value of £0.01 per share (the “M2M Shares”), in consideration for a purchase price of $4,200,000 (the “Purchase Price”) pursuant to an equity share purchase agreement entered into between the Company and the M2M

Shareholders dated March 14, 2008 (the “Share Purchase Agreement”). The payment of the Purchase Price was satisfied by the issuance of promissory notes and shares of common stock of the Company to the shareholders of M2M (the “M2M Shareholders”). A copy of the Share Purchase Agreement was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on March 20, 2008 announcing the Acquisition of M2M and summarizing the terms of the Share Purchase Agreement.

On Closing, we paid $2,000,000 of the Purchase Price by the issuance of a total of 20,000,000 shares of our common stock to the M2M Shareholders at a deemed valued of $0.10 per share, calculated based upon the average of the close price of our common stock five (5) days preceding Closing. We will allot and issue shares of our common stock in further satisfaction of the Purchase Price pursuant to the terms of the Share Purchase Agreement as follows:

  on the 12 month anniversary date of Closing, a number of Purchaser‘s Shares with an aggregate value of $500,000 to be calculated based upon the average of the close price on each of the 5 days preceding the 12 month anniversary date of Closing; and

  on the 24 month anniversary date of Closing, a number of Purchaser’s Shares with an aggregate value of $200,000 to be calculated based upon the average of the close price on each of the 5 days preceding the 24 month anniversary date of Closing;

On Closing, we issued promissory notes in favour of the M2M Shareholders, on a pro rata basis, representing the obligation of the Company to complete the following payments, in aggregate, pursuant to the Share Purchase Agreement:

  $500,000 on 31st October 2008;

  $500,000 on the 12 month anniversary date of the Closing; and

  $500,000 to the M2M Shareholders on the 24 month anniversary date of the Closing.

Nigel Nicholas, our chief executive officer and a director, and Danny Wootton, a director of M2M, were the principal shareholders of M2M. Mr. Nicholas owned 40.93% of the shares of M2M and Mr. Wootton owned 36.36% of the shares of M2M.

Business of M2M

M2M is a UK-based consulting business that specializes in assisting businesses and entrepreneurs to develop wireless applications for their existing or proposed business applications. M2M provides management services, including product management, financial, commercial and other support to selected start-up and early stage ventures in the wireless and mobile space.

M2M was incorporated in October 2002 and has operated as a virtual company based in the UK. M2M was established as a consulting and management company to identify, invest in, and, accelerate start-up and early stage businesses in the wireless and mobile related industries. M2M provides management, financial, commercial and other support to selected start-up and early stage ventures in the wireless and mobile space. Management believes that M2M is well positioned to capitalize on its niche position as an accelerator for early stage wireless and mobile related companies.

The executives of M2M have variously worked for blue chip telecommunications companies; in venture capital & management; in a pan-European incubation company; and in corporate finance. Through these experiences they have been involved with a number of early stage software, internet and wireless related companies. They have also brought together an extended pool of over 20 experts (“Associates”) with extensive knowledge and experience of the markets in which M2M and its clients operate.

M2M operates two distinct units: a consulting arm and a venture management operation. M2M aims to work at a break–even profitability as it invests any profits through “sweat equity” in the companies it provides services to. M2M has a number of companies in its share portfolio that are early stage companies in the mobile entertainment and application part of mobile.

M2M has a strong and entrepreneurial management team with proven technological, commercial and financial skills and experience in a wide range of industries, but in particular in the telecommunications and wireless related sectors – the companies within M2M’s portfolio operate in mobile entertainment; mobile applications; telematics; and wireless platforms. To date, M2M has worked with over 150 companies/entrepreneurs since it was founded and is currently continuing to work with many of those. It has generated or is generating investments in 11 companies with possible pending agreements to take investments in another 4 opportunities.

M2M’s business model and objective is to build value for its shareholders through its integrated business model combining its revenue-earning consulting and management business with its capital-growth venture management business:

-

Consulting & Management: supply of services to the clients of the venture management business as well as to companies that do not want to share equity with Move2Mobile. In the short term, Move2Mobile will engage with a small number of clients on a cash basis (with no equity involvement) for the provision of the acceleration services. This is being done in order to provide a positive cash flow for the overall business.

-	Venture Management: establishment, ownership and management of equity stakes and IPR, primarily in the wireless sectors, with a view to maximising value in the medium to long term.

M2M’s current business model provides for a flexible approach that allows sufficient contracts with early stage companies that are paid on a day rate basis balanced with contracts that earn Move2Mobile equity in those companies. To determine the level of equity involvement that M2M would want to have in the client company, M2M produces a status report that has a scoring methodology against a number of criteria for companies at the end of the Grant process. This process has resulted in M2M establishing in shareholdings varying between 0.5% - 20% in 12 companies, with options to extend these shareholdings further.

In order to offer the breadth of acceleration services M2M has developed a ‘pool’ of Associates, currently numbering 14 with an extended team of a further 10 associates which have skills ranging from business development through to manufacturing expertise. These associates are not employees, but are engaged from time to time on a consulting basis as required.

As at end of March, 2008, M2M’s portfolio of companies was as follows:

Name of Portfolio Company	% Held By M2M	Brief Business Description
Staellium	0.50%	Secure SMS technology – allows SMS texts to be automatically deleted after short period
Applied Living Technology	8.13%	Mobile Polling and mobile voting company
PictureThere	18.60%	Provides mobile camera bureau service for business purpose e.g. insurance fraud prevention etc.
SmarterPark	2.31%	Mobile platform that allows driver and the parking space provider to transact a deal on parking places that are currently unavailable to the motorist.
Intellicall	2.00%	Least cost routing for international mobile to mobile calls
Kyool	20.00%	Mobile Price Comparison and Purchase platform for entertainment products
MobiRent	20.00%	Mobile Content for Hire company providing for time defined usage of content (Mobile “Blockbuster”)
Airborne Networks	2.00%	Carrier-class infrastructure with patented technology solution for point to multi-point distributed networks (WiFi/WiMax/3G) using self-powered nodes.
T&M Wireless Solutions (VSIM)	5.00%	Technology that allows a single device to have & the user to manage multiple SIM cards
TetraTablet Limited	10.00%	TETRA network enabled devices that provides efficient mobile data services to the public service sector using TETRA spectrum
UK Street Sound	4.50%	Social Network and Content aggregator based around Urban and R&B Music
OneStopClick	0.65%	Broker that assists decision makers in mid- market businesses identify, evaluate and qualify suitable vendors to provide their company with IT services

Plan of Operations

M2M’s objective is to build value for shareholders through its integrated business model combining its revenue-earning consulting and management business with its capital-growth venture management business.

  Move2Mobile will continue to develop the companies in which it has equity positions sometimes increasing its investment in that company through the provision of services in exchange for further shares.

  Move2Mobile will identify, and agree with Mobiventures Board, those companies in which it will plan to exit and realise the value for its shareholdings in the years 2009 and 2010. It will put detailed plans of action into effect together with the management of the incubate company in order to deliver on each of these goals.

  Move2Mobile will seek further companies that require the services that Move2Mobile provides and will seek to take equity positions in those companies in exchange for the services provided.

  Mobiventures will identify and request Move2Mobile to nurture those companies in which Move2Mobile has or will obtain investments in the next 12 months in order to potentially fully acquire those companies at a later date.

To achieve these targets we are currently seeking additional financing, however, there can be no assurance that we will obtain such financing in the amount required or on terms favourable to us. If we are unable to obtain additional financing, we may have to abandon our business activities and plan of operations.

Results of Operations

The following table sets forth selected financial information relating to M2M for the periods indicated (all figures in £ the official currency for United Kingdom, the exchange rate on the day of closing was 1:1,98588, UK£:US$):

	3 months ended 31 January		Year Ended October 31
	2008	2007	2007	2006

Revenues	£9,000	£6,113	£113,670	£319,660

Cost of sales	0	0	(4,541)	(14,160)

Gross profit	9,000	6,113	109,129	305,500

Operating Expenses

General and administrative	(39,782)	(12,570)	(53,233)	(377,827)

Income (Loss) from operations	(30,782)	(6,457)	55,896	(72,327)

Interest (Expense) Income	(1,053)	(438)	(3,801)	(2,644)

Net (loss) Income after taxes	(31,835)	(6,895)	53,461	(74,960)

Three Months Ended January 31, 2008 Compared to Three Months Ended January 31, 200

Revenues for the three months ended January 31, 2008 increased to £9,000, from £6,113 in the prior period of 2007, primarily due to increase in consulting activity.

Operating expenses in the three months ended January 31, 2008 increased to £39,782 from £12,570 in the prior period of 2007, primarily due to an increased cost for audit and accounting and a one time charge on a customer project.

The net loss for the three month period ended January 31, 2008 was £31,835 compared to net loss of £6,895 in the prior period of 2007.

Year Ended October 31, 2007 Compared to Year Ended October 31, 2006

Revenues for the year ended October 31, 2007 decreased to £113,670 from £319,660 in the year ended October 31, 2006, primarily due to decreased flow of new customers.

Operating expenses in the year ended October 31, 2007, decreased to £53,233 from £377,827 in the year ended October 31, 2006, primarily as a result of decrease in consulting fees .

Interest expense in the year ended October 31, 2007 was £3,801 compared to interest income of £2,644 in the year ended October 31, 2006 as a result of additional borrowings.

The net income for the year ended October 31, 2007 was £53,461, compared to net loss of £74,960 in the year ended October 31, 2006.

Liquidity and Capital Resources

	As at	As at
	January 31, 2008	October 31, 2007

Cash	£59	£59

Working capital	(76,611)	(44,635)

Total assets	83,617	92,433

Total liabilities	(108,606)	(85,587)

Stockholders’ equity (deficiency)	(24,989)	6,846

Total expenditures over the next 12 months are estimated to be approximately £300,000. While this amount may be offset by any gross profits earned by M2M’s from revenues, it is anticipated that M2M’s cash and working capital will not be sufficient to enable it to undertake its plan of operations over the next 12 months without obtaining additional financing. Accordingly, our plan of operations for M2M is subject to our raising additional financing, of which there is no assurance.

Off-Balance Sheet Arrangements

As of the date of this current report, M2M does not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Corporate Organization

M2M was incorporated under the laws of the United Kingdom in October, 2002.

Employees

Move2Mobile does not currently have any employees, all consultants or associates are engaged on an consulting agreement basis. Currently Move2Mobile has 4 different consultants engaged on different consulting assignments.

Facilities

Move2Mobile has operated as a virtual company to date, in that it does not have any office facilities or employees, and will, in the next few months, seek a UK base office alongside Mobiventures.

Directors And Executive Officers, Promoters And Control Persons

Our executive officers and directors as of April 1, 2008 following the acquisition of M2M are as follows:

Directors:
Name of Director	Office

Peter Åhman	President, Chief Financial Officer, Secretary and Treasurer

Nigel Nicholas	Chief Executive Officer and Director of Operations

Miro Wikgren	Chief Technical Officer

Gary Flint	-

Danny Wootton	-

The following describes the business experience of our directors and executive officers. None of our directors and executive officers have been directors of any reporting company under the Securities Exchange Act of 1934 or any other publicly traded company.

Nigel Nicholas

Mr. Nicholas was appointed as one of our directors on March 9, 2007. Mr. Nicholas was appointed as our chief executive officer effective November 1, 2007. Mr. Nicholas has over 25 years experience in developing strategy and implementing operational plans in both large global telecommunication companies and also within small start-ups within E-commerce, Internet and Mobile Telecommunications.

He is a Chartered Certified Accountant with previous experience as Chief Financial Officer of AT&T (UK and Ireland) for six years and as Director of Strategy and Operations for the Mobile Infrastructure business unit within Lucent Technologies where revenues grew from almost nothing to over $1.2 billion within his business unit. He was a member of the DTI Consultative Committee on 3rd Generation Mobile Licences.

In 2000, he left corporate life and worked within “Business Accelerators” growing small start up companies in the eCommerce, Internet and Mobile Telecoms industry in roles such as Chief Operations Officer, Chief Business Development Officer and Chief Financial Officer.

In 2002, he co-founded Move2Mobile which is a virtual mobile telecoms incubator and business accelerator and has worked with over 120 start–ups and SME’s to accelerate their growth into the mobile telecoms space. He has been the Chief Executive Officer of Move2Mobile since October 2002 and is also a member of the advisory board for incubation within the South West region of the UK.

He has assisted numerous small companies to develop their business plans; raise finance; develop strategies; manage their rapid growth and prepared companies for IPO’s. He has developed extensive business relationships with over 100 major customers and has negotiated and executed content and service agreements with major customers including Ericsson, Lucent, Telenor, Vodafone, Orange, T-Mobile, KPN, BT, and Granada.

Peter Åhman

Peter Åhman was appointed our president, chief executive officer, chief financial officer and secretary in connection with the acquisition of Tracebit. Concurrent with Mr. Nicholas’s appointment as our chief executive officer, Peter Åhman resigned as our chief executive officer effective November 1, 2007.

Peter Åhman is the chairman of the board for Tracebit and one of the founders of Tracebit. He is a Certified Public Accountant and also a partner of Grant Thornton Finland where he has worked over 10 years as an audit partner for a number of international and domestic clients. He is also director of Grant Thornton Finland’s Corporate Finance department. Mr. Åhman holds a Master of Economics from the Swedish School of Economics and Business Administration.

Gary Flint

Gary Flint is one of our directors. Gary Flint was appointed to our board of directors and as our president and chief executive officer on August 31, 2005 concurrently with the closing of our acquisition of MobileMail UK. In connection with the acquisition of Tracebit, he resigned as president, chief executive officer and secretary. Mr. Flint was appointed as our director of business of development subsequent to the Tracebit acquisition and resigned from this position effective November 1, 2007.

Mr. Flint was appointed as the managing director of MobileMail UK in August 2004 and is currently a co-director with Nigel Nicholas of MobileMail UK. From December 2000 until August 2004, Mr. Flint was employed by JP Morgan Chase on secondment to Schroders Investment Management. Between May 2001 and August 2004, Mr. Flint was employed as a systems analyst within the operation project team, whereby he was responsible for the design, build, implementation and analysis of back and middle office information technology systems. From December 2000 to May 2001, Mr. Flint was a fund accountant in institutional fund management. During the period of July 2000 to December 2000, Mr. Flint was a financial assistant with HSBC Bank working within the financial operations department controlling and monitoring local and international inter-bank transactions. Between January 2000 and July 2000, Mr. Flint was employed by Anheuser-Busch in a capacity as an Account Assistant within the European headquarters in London. Prior to employment Mr. Flint studied for his BSc (Hons) Degree in Economics with Human Geography at Loughborough University, in the United Kingdom.

Miro Wikgren

Miro Wikgren was appointed our chief technical officer in connection with our Acquisition of Tracebit. Miro Wikgren is responsible for architecture, design and implementation of Tracebit’s mobile games. He has worked for Tracebit for over five years and has been in charge of product development from the beginning. Prior to joining Tracebit, Mr. Wikgren was with Svensk-Finland Insurance Company where he was in charge of design, development and production of in-house data management and interconnection systems. He has also worked at the IT department of the Swedish School of Economics and Business Administration during his studies. Mr. Wikgren has more than 10 years of experience in application design and development.

Danny Wootton

Danny Wootton was appointed as a director of the Company effective March 31, 2008. Mr. Wootton is Senior Commercial Executive who has successfully operated at Director level in Solution and Product Management, Commercial Management, Product Marketing and Finance for global Mobile and Fixed Line Telecoms companies and other industry sector start-ups. Mr. Wootton is currently a Director of Innovation and Alliances for Logica, a leading system integrator in the Telecoms and Media market.

Mr. Wootton is a Chartered Management Accountant with previous experience as Senior Management Accountant of AT&T (UK and Ireland) for three years, followed by Director of Commercial Management for the start up of Lucent Technologies new Mobile Infrastructure business unit.

For the last three years Mr. Wootton has been Director of Offer and Product Management for Lucent’s Mobility business unit, with responsibility for the overall GSM program, the UMTS product strategy and programme requirements, and overall product management and product marketing responsibility for Lucent Mobility’s Application and Content solutions.

His knowledge of the mobile market covers both consumer and enterprise end users, network operators and MVNOs, across technologies including 2G, 2.5G and 3G infrastructure (Access and Core for GSM, CDMA, wCDMA), Messaging, Location Based Services, Secure data Solutions, Text to Voice / Voice to Text, Service Level Management and OSS. In addition to this, he has also acted as business mentor to several spin off / start-up organisations within the application space.

His earlier career was spent in an array of financial and general management positions in the distribution, wholesale and retail industries.

In addition to his extensive knowledge of the mobile telecoms markets, his principle strengths include considerable customer and end-user engagement within a business development and contract negotiation environment, extensive product and offer management experience ranging from single product/application through to complex end to end solutions, excellent leadership, man-management and team building skills and a proven commercial track record in a global / $100m+ environment.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 2, 2008 by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated.

		Percentage of
	Amount and Nature of	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Beneficial Ownership (1)	(2)

Directors and Officers:

Gary Flint	3,931,867 (3)	5.4%

Peter Åhman	9,407,803 (4)	12.8%

Miro Wikgren	4,094,930 (5)	5.6%

Nigel Nicholas	10,749,091(6)	14.5%

Danny Wootton	7,572,295 (7)	10.3%

All executive officers and directors as a group (5 persons)	35,755,986 (8)	46.2%

Major Shareholders:

Tracebit Holding OY	8,807,803 (9)	12.0%

Mobilemail Inc. (10)	4,430,141	6.0%

The Mobilemail Technology Partnership LLP(11)	10,000,000	13.6%

*	Less than one percent.

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)	Based on 73,376,903 shares of our common stock outstanding as of April 1, 2008.

(3)	This amount represents 1,416,867 shares and warrants to acquire up to 2,515,000 shares.

(4)

This amount represents 8,782,803 shares held by Tracebit Holding OY and warrants to acquire up to 625,000 shares of which warrants to acquire up to 25,000 shares are held by Tracebit Holding OY. Mr. Åhman is the sole director and a significant shareholder of Tracebit Holding OY and, accordingly, he may be deemed to be the beneficial owner of these shares.

(5)	This amount includes 4,094,930 shares held by Pollux OU of which Mr. Wikgren is the sole director and shareholder. Accordingly, Mr. Wikgren may be deemed to be the beneficial owner of these shares.

(6)	This amount represents 10,069,256 shares, options to acquire up to 29,423 shares and warrants to acquire up to 650,412 shares.

(7)	This amount represents 7,272,295 shares and warrants to acquire up to 300,000 shares.

(8)	This amount represents 31,636,151 shares, options to acquire up to 29,423 shares and warrants to acquire up to 4,090,412 shares.

(9)	This amount represents 8,782,803 shares and warrants to acquire up to 25,000 shares.

(10)	ND Holdings Ltd. is the director of MobileMail Inc. Laura Mouck is the director of ND Holdings Ltd. and exercises voting and investment control over the securities held by MobileMail Inc.

(11)

The MobileMail Technology Partnership LLP is a limited liability partnership comprised of eighty nine equity partners and two designated partners, each of whom is a limited partner. Mr. Paul Carter is a designated partner and is the administrator of the partnership pursuant to a services agreement between Mr. Carter and the partnership. The administrator is responsible for the administration of the business of the partnership and, subject to the partnership’s operating agreement, makes decisions regarding management of the business of the partnership. Accordingly, Mr. Carter exercises voting and investment control over the securities held by The MobileMail Technology Partnership LLP.

Risk Factors

The following sets forth some of the risks relating to M2M’s business. If any of the following risks occurs, M2M’s business, financial condition or results of operations could be seriously harmed. We face additional risks as disclosed in our Annual Report on Form 10-KSB for the year ended September 30, 2007 and our other filings with the Securities and Exchange Commission.

Risks Related to M2M’s Business

There is no assurance that M2M will ever be able to liquidate its investments in its portfolio companies.

M2M is the owner of minority interests in a number of companies, all of which are presently private companies. There is no assurance that M2M will be able to liquidate its investments in these companies. Further, there is no assurance as to the proceeds that M2M will be able to obtain for these investments. The amount of these proceeds may be substantially less than the cost to M2M of its investments in the companies.

We have a limited operating history in an emerging market, which may make it difficult to evaluate our business.

M2M has only a limited history of generating revenues. As a result of its short operating history, there is limited financial data that can be used to evaluate M2M’s business. Any evaluation of M2M’s business and prospects must be considered in light of M2M’s limited operating history and the risks and uncertainties encountered by companies in our stage of development. As an early stage company, M2M faces increased risks, uncertainties, expenses and difficulties, any of which could materially harm its business, operating results and financial condition.

We have incurred losses in certain periods and may incur substantial net losses in the future and may not achieve profitability.

M2M incurred losses in certain periods since inception. We expect to continue to increase expenses as we implement initiatives designed to continue to grow M2M’s business. If M2M’s revenues do not increase to offset these expected increases in operating expenses, M2M will continue to incur losses and will not become profitable. In future periods, M2M’s revenues could decline. Accordingly, M2M may not be able to achieve profitability in the future.

M2M’s financial results could vary significantly from quarter to quarter and are difficult to predict.

M2M’s revenues and operating results could vary significantly from quarter to quarter because of a variety of factors, many of which are outside of our control. As a result, comparing M2M’s operating results on a period-to-period basis may not be meaningful. In addition, we may not be able to predict M2M’s future revenues or results of operations. We plan to base M2M’s current and future expense levels on our internal operating plans and sales forecasts, and our operating costs are to a large extent fixed. As a result, we may not be able to reduce M2M’s costs sufficiently to compensate for an unexpected shortfall in revenues, and even a small shortfall in revenues could disproportionately and adversely affect financial results for that quarter.

The markets in which we operate are highly competitive, and many of our competitors have significantly greater resources than we do.

M2M competes in a very competitive business environment. Some of our competitors’ and our potential competitors’ advantages over us, either globally or in particular geographic markets, include having significantly greater revenues and financial resources, stronger brand and consumer recognition, the capacity to leverage their marketing expenditures across a broader portfolio of mobile and non-mobile products, pre-existing relationships with brand owners or carriers, greater resources to make acquisitions, lower labor and development costs, and broader distribution.

If we are unable to compete effectively or we are not as successful as our competitors in our target markets, our sales could decline, our margins could decline and we could lose market share, any of which would materially harm our business, operating results and financial condition.

Our business and growth may suffer if we are unable to hire and retain key personnel, who are in high demand.

We will depend on the continued contributions of M2M’s senior management and other key personnel. The loss of the services of any of our executive officers or other key employees could harm M2M’s business. We do not maintain a key-person life insurance policy on any of our officers or other employees.

Our future success also depends on our ability to identify, attract and retain highly skilled technical, managerial, finance, marketing and creative personnel. We face intense competition for qualified individuals from numerous technology, marketing and mobile entertainment companies. Qualified individuals are in high demand, and we may incur significant costs to attract them. We may be unable to attract and retain suitably qualified individuals who are capable of meeting our growing creative, operational and managerial requirements, or may be required to pay increased compensation in order to do so. If we are unable to attract and retain the qualified personnel we need to succeed, our business would suffer.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 – Unregistered Sales of Equity Securities.

We have completed the following sales of equity securities in transactions that have not been registered under the Securities Act of 1933 (the “Act”) and that have not been reported on our previously filed periodic reports filed under the Securities Exchange Act of 1934 (the “Exchange Act”):

  On February 21, 2008, we issued a total of 1,428,571 warrants to one investor pursuant to a debt conversion agreement entered into between the Company and the investor in repayment and settlement of a total of $30,000 of our indebtedness to the investor. The warrants are exercisable at a conversion price of $0.021 per share for a period of five years pursuant to Rule 506 of Regulation D of the Act. No commissions were paid in connection with the completion of this offering. We completed the offering of the warrants pursuant to Rule 506 of Regulation D of the Act on the basis that each investor is an “accredited investor”, as defined under Rule 501(a) of Regulation D of the Act. The investor represented to us its intent to acquire the securities for investment purposes for its own account. No general solicitation or general advertising was undertaken in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act. The Company has granted piggyback registration rights to the investor in the event the Company files a registration statement under the Act within six (6) months from the date of the High Rock Agreement, other than a Form S-8 filed in connection with an employee benefit plan or a Form S-4 filed in connection with a business combination or similar transaction.

  On March 28, 2008, we granted a total of 600,000 shares of our common stock to consultant pursuant to a debt conversion agreementsentered into between the Company and the investor in repayment and settlement of a total of $55,000 of our indebtedness to the investors at a conversion price of $0.09166 per share pursuant to Section 4(2) or Rule 506 of Regulation D of the Act. No commissions were paid in connection with the completion of this offering. We completed the offering of the shares pursuant to Rule 506 of Regulation D of the Act on the basis that the investor is an “accredited investor”, as defined under Rule 501(a) of Regulation D of the Act. The investor represented to us its intent to acquire the securities for investment purposes for its own account. No general solicitation or general advertising was undertaken in connection with the offering. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act. The Company has granted piggyback registration rights to the consultant in the event the Company files a registration statement under the Act within six (6) months from the date of the Westport Agreement, other than a Form S-8 filed in connection with an employee benefit plan or a Form S-4 filed in connection with a business combination or similar transaction.

  In connection with our acquisition of Move2Mobile Limited (“M2M”) on March 31, 2008 pursuant to the terms of an equity share purchase agreement dated March 14, 2008 (the “Share Purchase Agreement”), we issued an aggregate of 20,000,000 shares of our common stock to nine shareholders of M2M (the “M2M Shareholders”) pursuant to exemptions or safe-harbours from the registration requirements of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) based on a closing price of $0.10 per share. Each M2M Shareholder has provided representations and agreements in the Share Purchase Agreement or a separate investment agreement regarding their status as either a non-U.S. Person, as defined under the U.S. Securities Act, or an “accredited investor”, as defined in Rule 501 of the U.S. Securities Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

  On March 31, 2008, we issued a total of 873,840 shares of our common stock to Ian Downie, a former director of the Company, pursuant to a debt conversion agreement entered into between the Company and the investor in repayment and settlement of an aggregate of $87,384 of our indebtedness to the investor at a conversion price of $0.10 per share pursuant to Rule 903 of Regulation S of the Act. No commissions were paid in connection with the completion of this offering. We completed the offering of the shares pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the shares was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. In the debt conversion agreement, the investor represented to us that the investors was not U.S. persons, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The debt conversion agreement also included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investor agreed by execution of the debt conversion agreement: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued will be endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

  On March 31, 2008, we issued a total of 300,000 share purchase warrants to one consultant, Danny Wootton, a director of the Company pursuant to a consultant agreement entered into between the Company and the investor dated March 31, 2008. Each warrant entitles the investor to purchase one share of common stock of the Company at an exercise price of $0.10 per share pursuant , pursuant to Rule 903 of Regulation S of the Act. Of the 300,000 Warrants, 200,000 Warrants will be full vested and the balance 100,000 Warrants will vest upon satisfaction of certain performance criteria by the investor pursuant to the consultant agreement. No commissions were paid in connection with the completion of this offering. We completed the offering of the securities pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the securities was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02          Election and Resignation of Directors;

We have appointed Danny Wootton as a director of the Company effective March 31, 2008 concurrent with the closing of our acquisition of M2M. Mr. Wootton was a principal shareholder and a director of M2M and, as a result of our acquisition of M2M, Mr. Wootton became a principal shareholder of the Company. Information relating to Mr. Wootton’s work experience is set forth under Item 2.01 of this current report and is incorporated by reference in this Item 5.02.

We have received the resignation from Ian Downie and Adrian Clarke as directors of the Company effective March 31, 2008. Following the resignations of Mr. Downie and Mr. Clarke as directors of the Company and the appointment of Mr. Wootton as a director of the Company, the number of directors shall be five and the current directors of the Company are as follows:

Name of Director

1.	Gary Flint

2.	Peter Åhman

3.	Miro Wikgren

4.	Nigel Nicholas

5.	Danny Wootton

Information relating to our directors and officers is set forth under Item 2.01 of this current report and is incorporated by reference in this Item 5.02.

SECTION 8 – OTHER EVENTS

Item 8.01          Other Events

On June 28, 2007, we issued 300,000 share purchase warrants (the “Warrants”) to Adrian Clarke, our former director, pursuant to the terms of a warrant certificate (the “Warrant Certificate”) issued by the Company to Mr. Clarke on June 28, 2007 under Regulation S of the Securities Act. The Warrants were issued to Mr. Clarke for consulting services to be rendered by Mr. Clarke to the Company pursuant a Clarke Agreement (the “Clarke Agreement”) entered into between the Company and Mr. Clarke on June 28, 2007. Each Warrant entitled Mr. Clarke to purchase one share of our common stock at a price of US$0.10 per share (the “Exercise Price”), expiring June 28, 2012 or one year from the date of termination of the Clarke Agreement. Of the 300,000 Warrants, 210,000 Warrants were fully vested upon execution of the Clarke Agreement and 90,000 Warrants will vest upon satisfaction of certain performance criteria by Mr. Clarke pursuant to the Clarke Agreement.

On March 31, 2008, by written consent resolutions of our board of directors, we reduced the Exercise Price of the Warrants from US$0.10 per share to US$0.05 per share. All other terms of the Warrants pursuant to the warrant certificate representing the Warrants shall remain in full force and effect.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01          Financial Statements and Exhibits.

(a)          Financial statements of businesses acquired.

Financial statements of Move2Mobile Limited comprised of the following:

•	Audited financial statements for the years ended October 31, 2007 and 2006, comprised of:

	o	Audit Report of Bishop Fleming,

	o	Profit and Loss Account for 12 months ended 31 October 2007,

	o	Balance Sheets as at 31 October 2007 and 2006,

	o	Notes to financial statements with US GAAP reconciliation.

•	Unaudited financial statements for the three months ended January 31, 2008, comprised of:

	o	Profit and Loss Account for the three months ended January 31, 2008 and 2007,

	o	Balance Sheets as at January 31, 2008 and 2007,

	o	Notes to financial statements with US GAAP reconciliation.

(b)          Pro Forma Consolidated Financial Statements.

Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, including:

  The Unaudited Pro Forma Combined Consolidated Statements of Operations for the year ended September 30, 2007 and the 3 months ended December 31, 2007, and

  Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of December 31, 2007.

Registered number
04564149

Move2Mobile Limited

Report and Accounts

31st October 2007

Independent Auditor's Report to the Members of Move2Mobile Limited

We have audited the accompanying balance sheets of Move2 Mobile Limited as of 31 October 2007 and 2006, and the related statements of income for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of matter

At 31 October 2007 and 2006 the company included in its balance sheet amounts of £62,970 and £26,970 respectively in respect of investments held as current assets. In our opinion the illiquid nature of these investments casts some doubt about the company’s ability to meet its debts as they fall due as the company would have net current liabilities if it were not able to realise those investments in the short term. The company is therefore dependent on the continued financial support of its directors in order to continue trading which is a matter that is not specifically mentioned in the financial statements. Our opinion is not qualified in respect of this matter.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Move2 Mobile Limited as at 31 October 2007 and 2006, and the results of its operations for the years then ended in conformity with accounting principles generally accepted in the United Kingdom.

Independent Auditor's Report to the Members of Move2Mobile Limited
(continued)

Comparison to Generally Accepted Accounting Practice in the United States

The company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom. On the attached schedules we have shown the adjustments to the financial statements that we believe are necessary in order to fairly present them in accordance with Generally Accepted Accounting Practice in the United States.

/s/ Bishop Fleming

Bishop Fleming
Chartered Accountants and Registered Auditors
16 Queen Square
Bristol
BS1 4NT
United Kingdom

Date: March 14, 2008

Move2Mobile Limited
Directors' Report

The directors present their report and accounts for the year ended 31 October 2007.

Principal activities
The company's principal activity during the year continued to be the provision of consultancy and accelerator services to start-up companies and existing small to medium sized enterprises, predominantly in the mobile telecommunications sector.

Directors
The directors who served during the year were as follows:

Nigel Nicholas
Daniel Wootton

David Tapsell also served as a director during the year until his resignation on 1 December 2006.

Small company special provisions
The report of the directors has been prepared in accordance with the special provisions of Part VII of the Companies Act 1985 relating to small companies.

This report was approved by the board on 20 December 2007.

/s/ D Wootton
D Wootton
Director

Move2Mobile Limited
Profit and Loss Account
for the year ended 31 October 2007

		12 months ended	12 months ended
	Notes	31 October 2007	31 October 2006
		£	£

Turnover		113,670	319,660

Cost of sales		(4,541)	(14,160)

Gross profit		109,129	305,500

Administrative expenses		(53,233)	(377,827)

Operating profit/(loss)	2	55,896	(72,327)
Interest receivable		603	-
Interest payable	3	(4,404)	(2,644)

Profit/(loss) on ordinary activities before taxation		52,095	(74,971)

Tax on profit/(loss) on ordinary activities	4	1,366	11

Profit/(loss) for the financial year		53,461	(74,960)

Move2Mobile Limited
Balance Sheet
as at 31 October 2007

	Notes	October 31, 2007	October 31, 2006
		£	£
Fixed assets
Tangible assets	5	1,237	887

		1,237	887

Current assets
Debtors	6	28,167	42,868
Investments held as current assets	7	62,970	26,970
Cash at bank and in hand		59	4,361
		91,196	74,199

Creditors: amounts falling due
within one year	8	(72,802)	(104,664)

Net current assets/(liabilities)		18,394	(30,465)

Total assets less current liabilities		19,631	(29,578)

Creditors: amounts falling due
after more than one year	9	(12,785)	(18,507)

Provisions for liabilities	10	-	-

Net assets/(liabilities)		6,846	(48,085)

Capital and reserves
Called up share capital	11	153	150
Share premium	12	21,455	19,988
Other reserves	13	12,967	12,967
Profit and loss account	14	(27,729)	(81,190)
Shareholders' funds		6,846	(48,085)

The directors are satisfied that the company is entitled to exemption under Section 249A(1) of the Companies Act 1985 and that no member or members have requested an audit pursuant to section 249B(2) of the Act.

The directors acknowledge their responsibilities for:

(i) ensuring that the company keeps proper accounting records which comply with Section 221 of the Companies Act 1985; and
(ii) preparing accounts which give a true and fair view of the state of affairs of the company as at the end of the financial year and of its profit or loss for the financial year in accordance with the requirements of Section 226 of the Companies Act 1985, and which otherwise comply with the requirements of this Act relating to accounts, so far as applicable to the company.

The accounts have been prepared in accordance with the special provisions relating to small companies within Part VII of the Companies Act 1985.

/s/ D Wootton
D Wootton
Director
Approved by the board on 20 December 2007

Move2Mobile Limited
Notes to the Accounts
for the year ended 31 October 2007

1	Accounting policies

The accounts have been prepared under the historical cost convention and in accordance with the Financial Reporting Standard for Smaller Entities (effective January 2007).

Turnover
Turnover is calculated using generally accepted accounting policies (UK GAAP) and reflects the company's right to consideration that has arisen during the year. All figures are stated net of VAT.

Depreciation
Depreciation has been provided at the following rates in order to write off the assets over their estimated useful lives.

Plant and machinery	33% straight line

Current asset investments
Current asset investments are held at the lower of historic cost and net realisable value.

Deferred taxation
Full provision is made for deferred taxation resulting from timing differences between the recognition of gains and losses in the accounts and their recognition for tax purposes. Deferred taxation is calculated on an un-discounted basis at the tax rates which are expected to apply in the periods when the timing differences will reverse. This calculation has only be made for year end accounts and not taken into account for interim accounts.

2 Operating profit
	As At 31st October 2007	As At 31st October 2006
This is stated after charging:

Depreciation of owned fixed assets	839	2,384

Exceptional cost with regard to
- impairment of current asset investment
		28,737

3 Interest payable
	As At 31st October 2007	As At 31st October 2006

Interest Payable	4,404	2,644

4 Taxation
	As At 31st October 2007	As At 31st October 2006

UK Corporation Tax	81	0
Deferred Tax	(1,447)	(11)
	(1,366)	(11)

Move2Mobile Limited Notes to the Accounts for the year ended 31 October 2007

5 Tangible fixed assets
£

Cost
As 1 November 2006	4 ,186
Additions	1,189

As 31st January 2008	5,375

Depreciation
As 1 November 2006	(3,299)
Charges for the period	(839)

As 31st October 2007
(4,138)
Net book value
As 31st October 2007	1,237

As At 31st October 2006	887

6 Debtors 2007 2006
	As At 31st October 2007	As At 31st October 2006

Trade Debtors	26,720	33,868
Other Debotrs	1,447	9,000
	28,167	42,868

7 Investments held as current assets
	As At 31st October 2007	As At 31st October 2006

Unlisted Investments	62,970	26,970

8 Creditors: amounts falling due within
	As At 31st October 2007	As At 31st October 2006

Bank loans and overdrafts	23,733	45,136
Trade creditors	4,215	0
Corporation tax	81	0
Other taxes and social security costs	39,270	58,025
Other creditors	5,503	1,503
	72,802	104,664

Move2Mobile Limited
Notes to the Accounts
for the year ended 31 October 2007

9 Creditors: amounts falling due after one year
	As At 31st October 2007	As At 31st October 2006

Bank loans	12,785	18,507

10 Deferred tax asset
	As At 31st October 2007	As At 31st October 2006
Deferred taxation:

Included within Other debtors

Accelerated capital allowances	294	-
Tax losses carried forward	1,153	-
	1,447

At 1 November	0	11
Deferred tax credit in profit and loss account	1,447	(11)
At 31 October	1,447	0

11 Share capital
	As At 31st October 2007	As At 31st October 2006

Authorised:
Ordinary shares of £0.01 each	1,000	1,000

Allotted, called up and fully paid:	153	150
Ordinary shares of £0.01 each

31st October 2007 No: 15,026
31st October 2007 No: 15,251

12 Share premium
	As At 31st October 2007	As At 31st October 2006

At 1 November	19,988	19,988
Shares issued	1,467	0

At 31 January	21,455	19,988

13 Other reserves
	As At 31st October 2007	As At 31st October 2006

At 1 November	12,967	12,967
	0	0

At 31 January	12,967	12,967

Move2Mobile Limited
Notes to the Accounts
for the year ended 31 October 2007

14 Profit and loss account
	As At 31st October 2007	As At 31st October 2006

At 1 November	(81,190)	(6,230)
Profit (loss) for the period	53,461	(74,960)

At 31 October	(27,729)	(81,190)

15 Transactions with directors
At the balance sheet date there was an amount of £4,000 owed to director, Nigel Nicholas. This amount is interest free and there are no fixed terms for repayment.

16 Controlling party
The company is not controlled by a single party.

Move2Mobile Limited
U.S. GAAP Reconciliation
for the year ended 31 October 2007

Differences between U.K. GAAP and U.S. GAAP

Move2Mobile Limited’s financial statements are prepared in accordance with U.K. GAAP, which differ in certain respects from the accounting principles generally accepted in the United States (“U.S. GAAP”). The principal differences between U.K. GAAP and U.S. GAAP are presented and described below, together with explanations of the adjustments that affect net income and total shareholders’ equity as of and for the periods indicated. Investments held as current assets in the Balance sheet would under U.S. GAAP be treated as Investments under Assets.

	12 months ended	12 months ended
Reconciliation of Net Income	31 October 2007	31 October 2006
	£	£

Net Income for the financial year according to U.K. GAAP	53,461	(74,960)

U.S. GAAP Adjustments

1) to eliminate deferred tax	(1,447)	(11)

Net Income for the financial year in accordance with U.S. GAAP	52,014	(74,971)

Reconciliation of shareholders’ equity	31st October 2007	31st October 2006
	£	£

Shareholders’ equity according to U.K. GAAP	6,846	(48,085)

U.S. GAAP Adjustments

1) to eliminate deferred tax	(1,447)	(11)

Shareholders’ equity in accordance with U.S. GAAP	5,399	(48,096)

1) to provide for uncertain deferred tax assets

Registered number
04564149

Move2Mobile Limited

Report and Accounts

1st November 2007 to 31st January 2008

Move2Mobile Limited
Directors' Report

The directors present their report and accounts for the quarter ending 31st January 2008

Principal activities
The company's principal activity during the year continued to be the provision of consultancy and accelerator services to start-up companies and existing small to medium sized enterprises, predominantly in the mobile telecommunications sector.

Directors
The directors who served during the year were as follows:

Nigel Nicholas
Daniel Wootton

Small company special provisions
The report of the directors has been prepared in accordance with the special provisions of Part VII of the Companies Act 1985 relating to small companies.

This report was approved by the board on 26th March 2008.

/s/ D Wootton
D Wootton
Director

Move2Mobile Limited
Profit and Loss Account
for Quarter Ended 31st January 2008

		Q1 Ended 31st Jan 2008	Q1 Ended 31st Jan 2007
		£	£
Turnover		9,000	6,113
Cost of sales		0	0
Gross profit		9,000	6,113
Administrative Expenses		(39,782)	(12,570)
Operating Profit/(loss)	2	(30,782)	(6,457)
Interest receivable		0	0
Interest payable	3	(1,053)	(438)
Profit/(loss) on ordinary activities before taxation		(31,835)	(6,895)
Tax on profit/(loss) on ordinary activities	4	0	0
Profit/(loss) for the financial year		(31,835)	(6,895)

Move2Mobile Limited
Balance Sheet
as at 31st January 2008

		As At 31st January 2008	As At 31st January 2007

Fixed assets
Tangible assets	5	1,379	1,219

Current assets
Debtors	6	19,209	25,771

Investments held as current assets	7	62,970	26,970
Cash at bank and in hand		59	1,676
		82,238	54,417
Creditors: amounts falling due
within one year	8	(95,820)	(92,958)

Net current assets/(liabilities)		(13,582)	(38,541)

Total assets less current		(12,203)	(37,322)
liabilities

Creditors: amounts falling due	9	(12,786)	(16,933)
after more than one year

Provisions for liabilities	10	0	0

Net assets/(liabilities)		(24,989)	(54,255)

Capital and reserves
Called up share capital	11	153	150
Share premium	12	21,455	20,713
Other reserves	13	12,967	12,967
Profit and loss account	14	(59,564)	(88,085)

Shareholders' funds		(24,989)	(54,255)

The directors are satisfied that the company is entitled to exemption under Section 249A(1) of the Companies Act 1985 and that no member or members have requested an audit pursuant to section 249B(2) of the Act.

The directors acknowledge their responsibilities for:

(i) ensuring that the company keeps proper accounting records which comply with Section 221 of the Companies Act 1985; and
(ii) preparing accounts which give a true and fair view of the state of affairs of the company as at the end of the financial year and of its profit or loss for the financial year in accordance with the requirements of Section 226 of the Companies Act 1985, and which otherwise comply with the requirements of this Act relating to accounts, so far as applicable to the company.

The accounts have been prepared in accordance with the special provisions relating to small companies within Part VII of the Companies Act 1985.

/s/ D Wootton
D Wootton
Director
Approved by the board on 20 December 2007

Move2Mobile Limited
Notes to the Accounts
for Quarter Ended 31st January 2008

1 Accounting policies

The accounts have been prepared under the historical cost convention and in accordance with the Financial Reporting Standard for Smaller Entities (effective January 2007).

Turnover

Turnover is calculated using generally accepted accounting policies (UK GAAP) and reflects the company's right to consideration that has arisen during the year. All figures are stated net of VAT.

Depreciation

Depreciation has been provided at the following rates in order to write off the assets over their estimated useful lives.

Plant and machinery	33% straight line

Current asset investments

Current asset investments are held at the lower of historic cost and net realisable value.

Deferred taxation

Full provision is made for deferred taxation resulting from timing differences between the recognition of gains and losses in the accounts and their recognition for tax purposes. Deferred taxation is calculated on an un-discounted basis at the tax rates which are expected to apply in the periods when the timing differences will reverse. This calculation has only be made for year end accounts and not taken into account for interim accounts.

2 Operating profit

		January 2008 As At 31st	As At 31st January 2007
This is stated after charging:

Depreciation of owned fixed assets		0	0

Exceptional cost with regard to
-	One time charge for project settlement with T&M	10,000
	Wireless Limited
-	One Time Audit Fee	4,000
-	One Time Tax Advice For Sale Of Move2Mobile	4,000

3 Interest payable
	As At 31st January 2008		As At 31st January 2007

Interest Payable		1,053	438

4 Taxation
	As At 31st January 2008		As At 31st January 2007

UK Corporation Tax		0	0
Deferred Tax		0	0

Move2Mobile Limited
Notes to the Accounts
for Quarter Ended 31st January 2008

5 Tangible fixed assets
		£

Cost
As 1 November 2007		5,375
Additions		142

As 31st January 2008		5,517

Depreciation
As 1 November 2007		(4,138)
Charges for the period		0

As 31st January 2008		(4,138)

Net book value
As 31st January 2008		1,379

As At 31st October 2007		1,219

6 Debtors 2007 2006
	As At 31st January 2008	As At 31st January 2007

Trade Debtors	17,762	16,771
Other Debotrs	1,447	9,000

7 Investments held as current assets
	As At 31st January 2008	As At 31st January 2007

Unlisted Investments	62,970	26,970

8 Creditors: amounts falling due within
	As At 31st January 2008	As At 31st January 2007

Bank loans and overdrafts	27,690	39,948
Trade creditors	12,459	0
Corporation tax	81	0
Other taxes and social security costs	36,087	51,507
Other creditors	19,503	1,503
	95,820	92,958

Move2Mobile Limited
Notes to the Accounts
for Quarter Ended 31st January 2008

9	Creditors: amounts falling due after one year
		As At 31st January 2008	As At 31st January 2007

Bank loans		12,785	16,933

10	Deferred tax asset
		As At 31st January 2008	As At 31st January 2007

Deferred taxation:
Included In Other Debtors
	Tax losses carried forward	1,447	0

11	Share capital
		As At 31st January 2008	As At 31st January 2007

	Authorised:
	Ordinary shares of £0.01 each	1,000	1,000

	Allotted, called up and fully paid:	153	150
	Ordinary shares of £0.01 each

	31st Jan 2007 No: 15,026
	31st Jan 2008 No: 15,251

12	Share premium
		As At 31st January 2008	As At 31st January 2007

	At 1 November	21,455	19,991
	Shares issued	0	732

	At 31 January	21,455	20,723

13	Other reserves
		As At 31st January 2008	As At 31st January 2007

	At 1 November	12,967	12,967
		0	0

	At 31 January
		12,967	12,967

Move2Mobile Limited
Notes to the Accounts
for Quarter Ended 31st January 2008

14 Profit and loss account
	As At 31st January 2008	As At 31st January 2007

At 1 November	(27,729)	(81,190)
Profit (loss) for the period	(31,835)	(6,895)

At 31 January	(59,564)	(88,085)

15 Transactions with directors
There were no material transactions with the directors within this period

16 Controlling party
The company is not controlled by a single party.

Move2Mobile Limited
U.S. GAAP Reconciliation

Differences between U.K. GAAP and U.S. GAAP

Move2Mobile Limited’s financial statements are prepared in accordance with U.K. GAAP, which differ in certain respects from the accounting principles generally accepted in the United States (“U.S. GAAP”). The principal differences between U.K. GAAP and U.S. GAAP are presented and described below, together with explanations of the adjustments that affect net income and total shareholders’ equity as of and for the periods indicated. Investments held as current assets in the Balance sheet would under U.S. GAAP be treated as Investments under Assets.

	3 months ended	3 months ended
Reconciliation of Net Income	31 January 2008	31 January 2007
	£	£
Net Income for the financial year according to U.K. GAAP	(31,835)	(6,895)
U.S. GAAP Adjustments
-
Net Income for the financial year in accordance with U.S. GAAP	(31,835)	(6,895)

Reconciliation of shareholders’ equity	31 January 2008	31 January 2007
	£	£
Shareholders’ equity according to U.K. GAAP	(24,989)	(54,255)
U.S. GAAP Adjustments
1) to eliminate deferred tax	(1,447)
Shareholders’ equity in accordance with U.S. GAAP	(26,436)	(54,255)

1) to provide for uncertain deferred tax assets

Mobiventures, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL STATEMENTS

Introduction to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

          The following Unaudited Pro Forma Condensed Combined Consolidated Financial Statements combine the historical consolidated balance sheets and statements of operations of Mobiventures, Inc. and Move2Mobile Ltd, giving effect to the acquisition using the purchase method of accounting.

          On March 14, 2008, Mobiventures Inc. (the “Company”) (OTC BB:MBLV.OB) entered into an Equity Share Purchase Agreement (the “Agreement”) with all of the stockholders of Move2Mobile Ltd, a corporation organized under the laws of United Kingdom (“M2M”). Pursuant to the Agreement, at the closing, the Company will purchase all of the issued and outstanding shares of capital stock of M2M (the “Shares”).

          The consideration to be paid at closing and on certain days after closing of the Agreement for the Shares will consist of shares of Common Stock of the Company with a fair value corresponding to $2,700,000 and Promissory Notes with a value of $1,500,000.

          The acquisition has been completed effective March 31, 2008.

Summary Selected Unaudited Pro Forma Condensed Combined Consolidated Financial Data

          The Unaudited Pro Forma Combined Consolidated Statements of Operations for the year ended September 30, 2007 and the 3 months ended December 31, 2007 and the Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of December 31, 2007 are based on the historical financial statements of Mobiventures and M2M, after giving effect to the acquisition of M2M.

          The Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations are presented as if the combination had taken place on October 1, 2006 and October 1, 2007. The Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet is presented to give effect to the acquisition as if it occurred on December 31, 2007, and combines the balance sheet for Mobiventures as of December 31, 2007 with the balance sheet of M2M as of January 31, 2008 and reflects the allocation of the purchase price to the M2M assets acquired and liabilities.

          The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements are based on the estimates and assumptions set forth in the accompanying notes to such statements. The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements are prepared for illustrative purposes only and are not necessarily indicative of the results that would have been achieved had the transaction been consummated as of the date indicated or that may be achieved in the future.

          The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements should be read in conjunction with the historical financial statements of Mobiventures included in Mobiventures’ Form 10-KSB for the year ended September 30, 2007 in the Form 10-QSB for the 3 months ended December 31, 2007 and the historical financial statements of M2M for the year ended October 31, 2007 and the three months ended January 31, 2008.

          M2M’s financial year is different from Mobiventures’. Therefore M2M’s Income statement for the 12 months ending October 31, 2007 is assumed to reflect the situation per September 30, 2007 and for the 3 months ending January 31, 2008 is assumed to reflect the situation per December 31, 2007.

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations
for the Year Ended September 30, 2007

	Historical	Historical	Pro Forma	Pro Forma
	MobiVentures	Move2Mobile	adjustments	Combined
Revenues:
Wireless applications and contracts	$92,078			$92,078
Other consulting		$225,463		225,463
Total revenues	92,078	225,463		317,541
Cost of sales:
Purchases	(25,001)	(9,007)		(34,008)
Total cost of sales	(25,001)	(9,007)		(34,008)
Gross profit	67,077	216,456		283,533

Operating expenses:
General and administrative	(1,197,929)	(105,587)		(1,303,516)
Research and development	(71,669)			(71,669)
Sales and marketing	(64,586)			(64,586)
Depreciation and amortization	(77,953)			(77,953)
Other Income/Expense	(14,834)			(14,834)
Total operating expenses	(1,426,971)	(105,587)		(1,532,558)
(Loss) income from operations	(1,359,894)	110,869		(1,249,025)
Interest income (expense), net	(4,038)	(7,539)		(11,577)
Tax

Net (loss) income	$(1,363,932)	$103,330		$(1,260,602)

Net (loss) income applicable to common stockholders	(1,363,932)	103,330		(1,260,602)
Per share amounts (basic and diluted)	$(0.04)	$6.15		$(0.02)

Weighted average shares of common stock
outstanding	34,538,499	16,809	27,000,000	61,538,499

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations
for the 3 months ended December 31, 2007

	Historical	Historical	Pro Forma	Pro Forma
	MobiVentures	Move2Mobile	adjustments	Combined
Revenues:
Wireless applications and contracts	$56,282			$56,282
Other consulting		$18,188		18,188
Total revenues	56,282	18,188		74,470
Cost of revenues:
Wireless applications and contracts	(11,003)	0		(11,003)
Total cost of revenues	(11,003)	0		(11,003)
Gross profit	45,279	18,188		63,467

Operating expenses:
General and administrative	(291,495)	(80,395)		(371,890)
Research and development	(10,314)			(10,314)
Sales and marketing	(6,238)			(6,238)
Depreciation and amortization
Other Income/Expense	(4,845)			(4,845)
Total operating expenses	(312,892)	(80,395)		(393,287)
Loss from operations	(267,613)	(62,207)		(329,820)
Interest income (expense), net	842	(2,128)		(1,286)
Tax

Net loss	$(266,771)	$(64,335)		$(331,106)

Net loss applicable to common stockholders	(266,771)	(64,335)		(331,106)
Per share amounts (basic and diluted)	$(0.01)	$(3.83)		$(0.00)

Weighted average shares of common stock
outstanding	42,728,835	16,809	27,000,000	69,728,835

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of December 31, 2007

	Historical	Historical	Pro Forma		Pro Forma
Assets	MobiVentures	Move2Mobile	adjustments		Combined
Current assets:
Cash	$29,282	$117			$29,399
Accounts receivable	69,845	35,324			105,169
VAT receivable	9,154	0			9,154
Prepaids and other current assets	53,425	0			53,425
Total current assets	161,706	35,442			197,148

Investments		125,233	$4,373,575	a)	4,498,808

Equipment, software and furniture, net	0	2,743			2,743
Total assets	$161,706	$163,417	$4,373,575		$4,698,698

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$371,457	$24,778			$396,235
Accrued liabilities	100,589	110,719	$100,000	a)	311,308
Obligation to issue shares	40,061	0			40,061
Notes payable, current portion		55,069			55,069
Due to related party	480,802	-			480,802
Total current liabilities	992,909	190,566	100,000		1,283,475

Long-term liabilities:
Promissory Notes Payable	0		1,500,000	a)	1,500,000
Notes payable, less current portion		25,426			25,426
Total liabilities	992,909	215,992	1,600,000		2,808,901

Stockholders’ equity (deficit):
Common stock	48,026	304	(304	) b)	75,026
			27,000	a)
Additional paid-in capital	3,821,479	68,457	(68,457	) b)	6,515,479
			2,694,000	a)
Accumulated Comprehensive Gain (Loss)	(34,691)				(34,691)
Accumulated deficit/surplus	(4,666,017)	(121,337)	121,337	b)	(4,666,017)

Total stockholders’ equity (deficit)	(831,203)	(52,575)	2,773,575		1,889,797
Total liabilities and stockholders’ equity (deficit)	$161,706	$163,417	$4,373,575		$4,698,698

Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

Purchase Price Allocation

          The estimated purchase price corresponding to the net assets value of M2M (assumed fair value) consists of shares of Common Stock of the Company with a value of $2,700,000 and Promissory Notes with a value of $1,500,000. Estimated direct transaction costs of $100,000 to be incurred by Mobiventures related principally to investment banking fees, legal, consulting, accounting, regulatory fees and taxes and other miscellaneous direct costs associated with the acquisition.

          The purchase price will be allocated to M2M’s assets acquired and liabilities assumed based upon their respective fair values at the date of acquisition. The allocation will also take into consideration intangible assets, and pre-acquisition contingencies, if any, acquired at closing. Any remaining unallocated acquisition cost will be considered goodwill.

          The pro forma components and allocation of the estimated purchase price, based on presumed fair values at December 31, 2007, is as follows:

Consideration and direct transaction costs:

Mobiventures common stock issued	$4,200,000	(i)
Stamp Duty	21,000	(i)
Estimated direct transaction costs	100,000	(ii)
Total purchase price	$4,321,000

Preliminary estimate of the allocation of purchase price:

Cash and cash equivalents	$117	(iii)
Current assets	35,324	(iii)
Investments	4,498,808	(iv)
Equipment, software and furniture, net	2,743	(iii)
Liabilities assumed	(215,992	)(iii)
Total purchase price	$4,321,000

Assumptions:

(i)

The pro forma presentation reflects the issuance of approx. 27,000,000 shares of Mobiventures’ common stock valued at the average of the 5 days closing price, $0.10, which corresponds to $2,700,000 and the issuance of Promissory notes valued at 1,500,000. In addition, for accounting purposes the eventual share price used to value Mobiventures’ stock may differ from the $0.10 estimate in accordance with certain specified terms described in the Equity Purchase Agreement. The 4,200,000 doesn’t include any earn out components. A Stamp Duty of 0.05% is to be paid on the purchase price.

(ii)

Estimated direct transaction costs of $100,000 to be incurred by Mobiventures relate principally to investment banking fees, legal, consulting, accounting, regulatory fees and taxes and other miscellaneous direct costs associated with the acquisition.

(iii)

Assets acquired and liabilities assumed are based on estimated fair values and assumptions as of December 31, 2007, the assumed acquisition date. For purposes of this pro forma presentation, except with respect to M2M’s investments (see pro forma adjustment (a) below), recorded book values are assumed to approximate fair values. Actual fair values to be assigned to assets and liabilities will likely differ as of the date of closing of the transaction, and recorded assets and liabilities will likely differ from their recorded values.

(iv)

The investments of $ 4,555,000 that are assumed for purposes of the pro forma presentation are valued using an average of a discounted cash flow method and an equity valuation method which is assumed to represent the fair value of the investments. The amount attributed to investments is based on an independent third party valuation. This will result in a negative goodwill of $56,192, which is allocated to the investments according to the below.

Under US GAAP FAS no. 141, negative goodwill should proportionally reduce the fair values assigned, on a pro-rata basis, to all non-current assets acquired, except for: (1) financial assets other than investments accounted for by the equity method; (2) assets to be disposed of by sale; (3) deferred taxes; and, (4) pre-paid assets relating to pension and other post-retirement benefit plans.

Pro Forma Adjustments

          Pro forma adjustments giving effect to the acquisition in the unaudited pro forma condensed consolidated combined financial statements are as follows:

(a)

To reflect the purchase price adjustments resulting from the par value and additional paid-in capital related to the issuance of common stock, issuance of Promissory Notes, the estimated transactions costs related to the acquisition and the revaluation of investments arising on transaction.

(b)	To eliminate M2M’s stockholders’ equity.

(c)          Exhibits.

Copies of the following documents are included as exhibits to this Current Report.

Exhibit Number	Description of Exhibit
10.1(1)	Equity Share Purchase Agreement between the Company and the shareholders of Move2Mobile Limited dated March 14, 2008
10.2(2)	Consultant Agreement between the Company and Danny Wootton dated March 31, 2008
10.3(2)	Warrant Certificate issued by the Company to Danny Wootton dated March 31, 2008
10.4(2)	Consultant Agreement between the Company and Ian Downie dated March 31, 2008

Exhibit Number	Description of Exhibit
10.5(2)	Warrant Certificate issued by the Company to Ian Downie dated March 31, 2008
10.6(2)	Securities Purchase Agreement between the Company and Trafalgar Capital Specialized Investment Fund, Luxembourg, dated March 31, 2008, with exhibits and form of secured convertible debenture
10.7(2)	Agreement for the Sale and Purchase of the Entire Issued Share Capital of Pure Promoter Limited between Mobiventures Inc. and the shareholders of Pure Promotor Limited

(1)	Filed as an exhibit to our current report on Form 8-K filed with the SEC on March 20, 2008 and incorporated by reference to this current report on Form 8-K.

(2)	Filed as an exhibit to this current report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBIVENTURES INC.

Date: April 4, 2008	/s/ Peter Åhman
Peter Åhman
President